Exhibit 4.1

N-ABLE, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of      , among N-able, Inc., a Delaware corporation (“N-able”), and each Person identified on Annex A hereto as owning Registrable Securities and who delivers an executed counterpart signature page hereto (the “Holders”).

N-able, an affiliate of N-able, and the Holders, among others, are parties to that certain Agreement and Plan of Merger, dated November 20, 2024 (as amended or modified, the “Merger Agreement”), pursuant to which, among other things, the Holders received cash, Common Stock (as defined below) and/or other consideration from N-able or its affiliates in exchange for all of their equity interests in Adlumin, Inc., a Delaware corporation. In order to induce the Holders to agree to the terms of the Merger Agreement, N-able has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the consummation of the transactions under the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions.

Unless otherwise set forth below or elsewhere in this Agreement, other capitalized terms contained herein, if any, have the meanings set forth in the Merger Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

“Closing Date” means November 20, 2024.

“Common Stock” means the common stock, par value $0.001 per share, of N-able.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any sale or distribution by N-able to the public of Common Stock for cash pursuant to an underwritten offering registered under the Securities Act other than a registration (i) on Form S-4 or Form S-8 promulgated by the SEC or any successor or similar forms or a registration for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction; (ii) relating to the sale or grant of securities to employees of N-able or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (iii) relating to an SEC Rule 145 transaction; (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; or (v) any resale or shelf registration requested by other holders of Common Stock pursuant to that certain Registration Rights Agreement, by and among, N-able, N-able International Holdings II, LLC and certain stockholders of N-able, dated as of July 19, 2021 (the “Existing Registration Rights Agreement”).

“Registration Rights Termination Date” means the earlier of (i) the date that is 24 months after the Closing Date and (ii) the date the Holders cease to beneficially own any Registrable Securities.

“Registrable Securities” means shares of Common Stock that constitute Equity Consideration (as defined in the Merger Agreement). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (a) sold or distributed to the public pursuant to a Public Offering, (b) sold in compliance with Rule 144 or (c) forfeited or otherwise tendered to N-able pursuant to the terms of the Merger Agreement.

“Rule 144” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission (the “SEC”), as the same shall be amended from time to time, or any successor rule then in force.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.

Section 2. Right to Piggyback.

(a) Primary Offerings. If N-able proposes to register any of its Common Stock in a Public Offering (a “Piggyback Registration”), then, as soon as practicable (but in no event less than ten (10) Business Days prior to the proposed date of filing of such registration statement), N-able will provide notice of the Piggyback Registration to each Holder. Each Holder that desires to participate in the Piggyback Registration shall provide to N-able, within five (5) Business Days of receipt of such written notice, a binding and irrevocable written request (a “Written Request”), stating the Holder’s desire to be included in the Piggyback Registration and the number of Registrable Securities such Holder has requested to be included in the Piggyback Registration (such Holder, a “Participating Holder”). If N-able receives Written Requests from Holders electing to participate in a Piggyback Registration with respect to at least 50% of the Registrable Securities then-outstanding, N-able shall cause to be included in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which N-able has received a Written Request; provided, if a Piggyback Registration is an underwritten primary registration on behalf of N-able, and the managing underwriters advise N-able in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, N-able shall include in such registration based on the following priority (i) first, the securities N-able proposes to sell, and (ii) second, any securities which N-able is required to include in such registration pursuant to the Existing Registration Rights Agreement which, in the opinion of the underwriters, can be sold without any such adverse effect, and (iii) third, the Registrable Securities of the Participating Holders requested hereunder to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the Participating Holders on the basis of the number of shares owned by each Participating Holder.

(b) Selection of Investment Banks. The Participating Holders will have no right to select, opine on or make any recommendation regarding the investment banker(s) and manager(s) for any Piggyback Registration.

(c) Withdrawal of Registration. N-able shall have the right to terminate or withdraw any Piggyback Registration before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

Section 3. Lock-Up

(a) If a Holder has elected to participate in a Public Offering, such Holder shall enter into a lock-up agreement with the managing underwriter(s) of an underwritten Public Offering for the benefit of the other Holders providing that, unless the underwriters managing such underwritten Public Offering otherwise agree in writing, subject to customary exceptions such Holder shall not, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Capital Stock of N-Able (including Capital Stock of N-Able that may be deemed to be owned beneficially by such Holder in accordance with the rules and regulations of the SEC but excluding any shares to be sold in the Public Offering) (collectively, “Securities”), (ii) enter into any swap, hedge or other transaction or arrangement that transfers, or is designed to transfer, in whole or in part, any of the economic consequences of ownership, directly or indirectly, of any Securities, whether any of these transactions described in clauses (i) and (ii) hereof are to be settled by delivery of any Securities, in cash or otherwise, or (iii) publicly disclose the intention to make any transaction described in clause (i) and (ii) hereof, commencing on the earlier of the date on which N-able gives notice to the Holders that a prospectus has been circulated for such Public Offering or the “pricing” of such offering and continuing to the date that is 90 days (or such shorter period as may be acceptable to the underwriters) following the date of the final prospectus for such Public Offering; provided, however, that the provisions of this Section 3(a) shall not apply to any Holder who (A) elects to participate in such Public Offering and (B) whose Registrable Securities are cut back by more than 50% of the maximum number of Registrable Securities such Holder elected to sell in such Public Offering.

(b) Each Holder agrees that such Holder shall treat as confidential the receipt of any notice (and such notice may constitute “material non-public information” under the federal securities laws) delivered under this Agreement and shall not disclose or use the information contained in such notice without the prior written consent of N-able until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

Section 4. Registration Procedures; Underwritten Offerings.

(a) Each Holder shall be required to furnish to N-able an Investor Questionnaire and such other information as N-able may reasonably request. Each Holder agrees that it will promptly notify N-able of any changes in such information regarding such Holder to render the information provided not misleading.

(b) No Holder may participate in any Piggyback Registration hereunder which is underwritten unless such Person: (i) agrees to sell the same class and type of securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment option requested by the underwriters; provided that no Holder shall be required to sell more than the number of Registrable Securities such Holder has requested to include); (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents reasonably required of all holders of securities being included in such registration under the terms of such underwriting arrangements; and (iii) completes and executes all powers of attorney and custody agreements as reasonably requested by N-able or the managing underwriters. In the case of any registration hereunder that is underwritten, the price, underwriting discount and other financial terms of the related underwriting agreement for such securities shall be determined by N-able, provided that such price, underwriting discount and other financial terms shall be applicable pari passu among all securities included in such registration, on a pro rata basis.

(c) In connection with N-able’s obligations under Sections 2 and 3, and subject, in each instance, to N-able’s right to terminate or withdraw any Piggyback Registration before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, N-able shall use its reasonable best efforts to effect such Piggyback Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable and in accordance with the Existing Registration Rights Agreement. In connection therewith, unless such Piggyback Registration has been terminated or withdrawn before the effective date of such registration, N-able shall:

(i) as promptly as practicable prepare the required registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith and prospectus, and, before filing a registration statement or prospectus or any amendments or supplements thereto, (A) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such registration statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel, and (B) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request;

(ii) prepare and file with the SEC such amendments and post-effective amendments to such registration statement and supplements to the prospectus as may be (A) reasonably requested by any Holder with Registrable Securities covered by such registration statement, (B) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (C) necessary to keep such registration statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such registration statement;

(iii) notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by N-able, (A) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or such prospectus, or for additional information (whether before or after the effective date of the registration statement) or any other correspondence with the SEC relating to, or which may affect, the registration, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of N-able in any applicable underwriting agreement cease to be true and correct in all material respects and (E) of the receipt by N-able of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv) promptly notify each selling Holder and the managing underwriter or underwriters, if any, when N-able becomes aware of the happening of any event as a result of which the applicable registration statement or the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, when any issuer free writing prospectus includes information that may conflict with the information contained in the registration statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such registration statement or prospectus, which shall correct such misstatement or omission or effect such compliance;

(v) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final prospectus;

(vi) promptly incorporate in a prospectus supplement, issuer free writing prospectus or post-effective amendment such information as the managing underwriter or underwriters and the participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement, issuer free writing prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement, issuer free writing prospectus or post-effective amendment;

(vii) furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable registration statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(viii) deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that N-able shall consent to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto);

(ix) on or prior to the date on which the applicable registration statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect, provided that N-able shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x) cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Registrable Securities to the underwriters;

(xi) use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xii) make such representations and warranties to the Holders being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(xiii) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the participating Holders or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xiv) obtain for delivery to the Holders being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for N-able dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xv) in the case of an underwritten Piggyback Registration, obtain for delivery to N-able and the managing underwriter or underwriters, with copies to the Holders included in such registration or sale, a comfort letter from N-able’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of N-able or any business acquired by N-able for which financial statements and financial data are, or are required to be, included in the registration statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xvi) cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvii) use its reasonable best efforts to comply with all applicable securities laws;

(xviii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable registration statement;

(xix) use its reasonable best efforts to cause all Registrable Securities covered by the applicable registration statement to be listed on each securities exchange on which any of N-able’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of N-able’s equity securities are then quoted;

(xx) take no direct or indirect action prohibited by Regulation M under the Securities Exchange Act of 1934, as amended;

(xxi) take all reasonable action to ensure that any issuer free writing prospectus utilized in connection with any registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxii) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

Section 5. General Provisions.

(a) Termination. All registration rights provided under this Agreement shall cease to be of any effect on the Registration Rights Termination Date.

(b) Expenses. Any expenses (other than Selling Expenses) incurred in connection with the sale of any Registrable Securities sold in a Piggyback Registration shall be borne by N-able, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company.

(c) Transferability. The rights of a Holder under this Agreement may not be transferred, assigned or otherwise conveyed without the prior written consent of N-able, and any purported transferee or assignee shall not have any rights under this Agreement in the absence of such consent.

(d) Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of N-able and the holders of a majority of the Registrable Securities.

(e) Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(g) Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(h) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit and be enforceable by N-able and its successors and assigns.

(i) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by electronic mail (email) if sent during normal business hours of the recipient (without receipt of a failure of delivery notification), (iii) three Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the address set forth below, or to such other address as subsequently modified by written notice given in accordance with this Section 5(i).

N-able’s address is:

N-able, Inc.

30 Corporate Drive, Suite 400

Burlington, MA 01801

Attention: Peter Anastos, EVP & General Counsel; Kate Salley, Associate General Counsel

Email: generalcounsel@n-able.com

With a copy to:

DLA Piper LLP (US)

303 Colorado Street, Suite 3000

Austin, TX 78701

Attention: Brent L. Bernell; Jeffrey Scharfstein, P.C.

Email: brent.bernell@us.dlapiper.com; jeffrey.scharfstein@us.dlapiper.com

The address of the Holders shall be as set forth on her, his or its signature page hereto.

(j) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(k) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of N-able and its shareholders. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(l) MUTUAL WAIVER OF JURY TRIAL.AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(m) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR ANY DELAWARE STATE COURT, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE HEREIN BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(n) No Recourse. Notwithstanding anything to the contrary in this Agreement, N-able and each Holder agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(o) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(p) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(q) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(r) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(s) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, upon the written request by N-able, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(t) No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder.

(u) No Inconsistent Agreements. N-able shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the Holders in this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

N-ABLE, INC.

By:	John Pagliuca
Its:	Chief Executive Officer and President

Signature Page to Registration Rights Agreement

HOLDER:

By:
Name:
Title:

Address:

Email:

Signature Page to Registration Rights Agreement